                                                                  EXHIBIT (B)(2)

PROJECT ROADRUNNER



PRESENTATION TO THE BOARD OF DIRECTORS


CONFIDENTIAL


AUGUST 13,1997

PROJECT ROADRUNNER
--------------------------------------------------------------------------------
TABLE OF CONTENTS

     I.  Transaction Overview

         A.  Description
         B.  Background
         C.  Shareholder Profile

     II. Valuation Summary Appendix

         A.  Comparable Transactions Analysis
         B.  Comparable Company Analysis
         C.  Historical \ Projected Operating Performance
         D.  Discounted Cash Flow Analysis

                           I.  TRANSACTION OVERVIEW

                                A.  DESCRIPTION

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
DESCRIPTION



  PURCHASER:             VS&A Communications Partners II, L.P., an affiliate of
                         Veronis, Suhler & Associates Inc. ("VS&A"), is an investment fund that invests primarily in the communications industry.

  OFFER PRICE PER SHARE: $40.25 in cash

  FINANCING:             Buyer has received a financing commitment letter from
                         First Union National Bank for a full commitment of $105 million in the form of $85 million in interim financing and a $20 million Senior Term Loan. VS&A has committed to underwrite the full $66 million in equity to complete the Transaction.

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
OVERVIEW

  CASH OFFER PRICE PER
  ROADRUNNER SHARE:         $40.25


  FULLY-DILUTED SHARES OF
  ROADRUNNER COMMON
  STOCK OUTSTANDING:/(1)/   3.692 million


  EQUITY VALUE OF OFFER:    $148.6 million


  ROADRUNNER NET
  INDEBTEDNESS:/(2)/        $3.0 million


  AGGREGATE VALUE OF
  OFFER:                    $151.4


  ____________

 (1) As of August 11, 1997, includes 3,331,646 shares and 360,500 options to purchase common stock.

 (2) As of March 31,1997 Source: Form 10Q

FINANCIAL OVERVIEW
--------------------------------------------------------------------------------
PREMIUMS ANALYSIS


      -------------------------------------------------------------------
         Purchase Price......................................  $40.25
         Roadrunner's Closing Price (June 30,1997)/1/........  $27.63

       PREMIUM PAID OVER ROADRUNNER PRE ANNOUNCEMENT CLOSING PRICE:
       -----------------------------------------------------------
         One Day Prior to Announcement (June 30,1997)/1/.....    45.7%
         One Week Prior (June 23,1997).......................    49.1%
         One Month Prior (June 2,1997).......................    50.5%

         Purchase Price/Latest Twelve Months ("LTM") EPS/2/..    25.2x
         Purchase Price/l997 FY Projected EPS/3/.............    19.4
         Purchase Price/l998 FY Projected EPS/3/.............    14.1
         Aggregate Value/LTM EBITDA..........................    12.4

      -------------------------------------------------------------------

  1. Price as of the day prior to the announcement of Management's intention to commence a tender offer for the stock of Roadrunner.

  2.  As of March 31,1997.

  3.  Calendar estimates provided by management of Roadrunner.

                             B.  BACKGROUND

BACKGROUND OF TRANSACTION
--------------------------------------------------------------------------------

        . On November 19, 1996 Roadrunner announced that it had hired Prudential Securities Incorporated ("Prudential Securities") to explore strategic alternatives including a possible sale of its Transportation Information Services, Inc. subsidiary ("TISI").

        . Roadrunner's Board of Directors authorized the solicitation of offers for TISI as a means to provide liquidity to its stockholders.

        . Prudential Securities contacted more than 75 parties to solicit offers for TISI. As a result of numerous inquiries by potential purchasers about a transaction involving the entire Company, the Board of Directors authorized Prudential Securities to investigate offers for the entire Company.

        . On July 1,1997, Roadrunner announced that it planned a $75.9 million cash tender offer for up to 2.1 million shares as part of a plan to take Roadrunner private by a group including management of Roadrunner and Fir Tree Partners, a 13.7% stockholder in Roadrunner.

        . On July 15,1997, Roadrunner announced that it had received a proposal from an unidentified buyout firm to acquire Roadrunner for more than $37 a share in cash.

        . On August 11,1997, Roadrunner received an offer from VS&A at $40.25 per share in cash which was superior to the July 15 offer.

STOCKHOLDERS PROFILE
--------------------------------------------------------------------------------
ROADRUNNER STOCKHOLDERS AS OF APRIL 29,1997








                           C.  STOCKHOLDERS PROFILE

STOCKHOLDERS PROFILE
--------------------------------------------------------------------------------
ROADRUNNER STOCKHOLDERS AS OF APRIL 29,1997

     ----------------------------------------------------------------------------------------------------------------
                                                                                Historical
                                                                               Ownership of            % of
                                                                                Roadrunner    Shares Outstanding/(1)/
                                                                               ------------   -----------------------
        Roadrunner corporate Insiders/(2)/
            Howard G. Bamett, Jr. - Chairman, President and C.E.O., Director      655,489                      19.7%
            Robert Craine, Jr. - Executive Vice President, Director                36,303                       1.1%
            William N. Griggs - Director                                                -                         -
            Stuart P. Honeybone - Vice President                                      177                       0.0%
            David Lloyd Jones - Director                                           33,181                       1.0%
            Jenkin Lloyd Jones - Director                                         231,251                       6.9%
            Mark Leavitt - Director                                                 1,000                         -
            J. Gary Mourton - Senior Vice President - Finance                      38,624                       1.2%
            Robert J. Swab - Director                                              67,180                       2.0%
            Richard A. Wimbish - President - TISI                                   1,495                       0.0%
            Martin A. Vaughan - Director                                           53,024                       1.6%
            Other Insiders                                                          1,008                         -
                                                                                ---------
            All Executive Officers and Directors as a group, 16 persons         1,118,732                      33.6%

        Roadrunner Institutional Ownership/(2)/
            Fir Tree Partners                                                     487,600                      14.6%
            Dimensional Fund Advisors Inc.                                        231,400                       6.9%
            Other Institutional Holders                                           228,307                       6.9%

        Roadrunner Retail and Other Stockholders                                1,265,607                      38.0%

        Total Roadrunner Shares Outstanding/(3)/                                3,331,646                     100.0%

     ----------------------------------------------------------------------------------------------------------------

     /(1)/ The percentage of shares is based on issued and outstanding shares of the company. The calculation does not include 360.500 options that are currently outstanding.

     /(2)/ The source for the Insider and Institutional Stockholder information is from Form 10K/Al dated April 29, 1997 and Technimetrics, Inc.

     /(3)/ Total shares outstanding information is from Chasemellon Shareholder Services, L.L.C. as of August 8, 1997

                            II.  VALUATION SUMMARY

CAPITAL MARKETS VALUATION SUMMARY
--------------------------------------------------------------------------------
APPROACHES TO VALUATION



     VALUATION METHODOLOGY                    DESCRIPTION
--------------------------------------------------------------------------------
Comparable Companies Analysis     The implied per share value determined by the
                                  Latest Twelve Months ("LTM") and projected
                                  1997 and 1998 price/earnings trading multiples and the EBITDA and revenue/aggregate value trading multiples of selected comparable companies.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Comparable Transactions Analysis  The implied per share value determined by the trailing net income, EBITDA and revenue
                                  multiples paid in comparable mergers and acquisitions transactions.

--------------------------------------------------------------------------------
Discounted Cash Flow Analysis     The implied per share value of Roadrunner
                                  determined by the net present value of a four year stream of cash flows and a terminal value
                                  (based on a multiple of 2001 EBITDA).

--------------------------------------------------------------------------------

CAPITAL MARKETS VALUATION SUMMARY
--------------------------------------------------------------------------------
TRANSACTION VALUATION SUMMARY



                          Implied Per Share Valuation


                             [GRAPH APPEARS HERE]

VALUATION SUMMARY
--------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS

                                                                                 Leverage
                               Roadrunner         Valuation Multiples (1)      Adjustment (2)      Implied Value per Share
                               ----------   ---------------------------------  --------------   -------------------------------
                                             High    Low      Mean    Median                     High   Low     Mean    Median
                               ----------   ---------------------------------  --------------   -------------------------------
  LTM EPS(3)                     $   1.59    28.4x    17.8x    23.4x   23.3x          -         $45.16  $ 28.30  $37.21  $37.05
  1997 Estimated EPS(4)          $   2.06    26.2     16.1     21.0    20.0           -         $53.97  $ 33.17  $43.26  $41.20
  1998 Estimated EPS(4)          $   2.84    20.3     13.6     17.3    16.5           -         $57.65  $ 38.62  $49.13  $46.86
  LTM EBITDA ($mm) (3)           $   12.1    18.0      7.3     10.9     9.8       ($3.0)        $58.18  $23.1 1  $34.91  $31.31
  LTM Revenues ($mm) (3)         $   70.3     5.0      1.2      2.4     2.2       ($3.0)        $94.39  $ 22.04  $44.89  $41.08
                               ----------   ---------------------------------  --------------   -------------------------------

                                                                      ---------------------------------------------------------
                                                                      Mean:                     $61.87  $ 29.05  $41.88  $39.50
                                                                      ---------------------------------------------------------

Footnotes:
_____________________________

(1)  Valuation multiples are based on the following publicly-traded companies:
      Acxiom Corp., American Business Information, Ceridian Corp., Data Transmission Network, Equifax Inc., MINRIC Inc., Metromail Corp., Ovid Technologies Inc., Primark Corp., and Sabre Group Holdings.
(2)  Accounts for Roadrunner's net debt as of March 31,1997.
(3)  Roadrunner's results are for the twelve months ending March 31,1997.
(4)  Estimates are from management and are for Calendar Year 1997 and 1998.

VALUATION SUMMARY
--------------------------------------------------------------------------------
COMPARABLE TRANSACTION ANALYSIS


                                                                                 Leverage
                               Roadrunner         ValuatIon Multiples (1)      Adjustment (2)      Implied Value per Share
                               ----------   ---------------------------------  --------------   -------------------------------
                                             High    Low       Mean   Median                      High      Low    Mean  Median
                               ----------   ---------------------------------  --------------   -------------------------------
 LTM Net Income ($mm)           $  5.7      44.2 x   23.3 x  30.8 x   24.7 x          -         $68.24   $35.97  $47.55  $38.13
 LTM EBITDA ($mm) (3)           $ 12.1      19.8     10.5    16.2      184         $(3.0)       $64.08   $33.60  $52.28  $59.49
 LTM Revenues ($mm) (3)         $ 70.3       5.8      1.4     3.5       39         $(3.0)       $109.63  $25.85  $65.83  $73.45
                               ----------   ---------------------------------  --------------   -------------------------------

                                                                      ---------------------------------------------------------
                                                                      Mean:                     $80.65  $31.81   $55.22  $57.02
                                                                      ---------------------------------------------------------

Footnotes:
_____________________

(1) Valuation multiples based upon selected comparable transactions. See Appendix A.
(2)  Accounts for Roadrunner's net debt as of March 31,1997.
(3)  Roadrunner's results are for the twelve months ending March 31,1997.

VALUATION SUMMARY
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS



                                             IMPLIED VALUE PER SHARE
                                             -----------------------


                                               EBITDA Multiples
                                   ----------------------------------------
                                              9x     lOx     11x     12x
                                            -------------------------------
                                     18.5%  $40.90  $44.73  $48.56  $52.40
                  Discount Rates     19.0%  $40.26  $44.03  $47.80  $51.57
                                     19.5%  $39.64  $43.34  $47.05  $50.75
                                     20.0%  $39.02  $42.67  $46.31  $49.96
                                   ----------------------------------------


VALUATION SUMMARY
--------------------------------------------------------------------------------
PERFORMANCE ANALYSIS

                -   Roadrunner (100 = 19.500)
                -   S&P 500 (100 = 662.590)
                -   Roadrunner Comps (100 = 27.392)


                             [GRAPH APPEARS HERE]


                    Daily: August 8, 1996 to August 7, 1997

Roadrunner Comps is a composite of: ACXM, ABII, CBN, DTLN, BFX, MARC, ML, PMK, OVID,

Source:  IDD Information Services/Tradeline

                                   APPENDIX

                     A.  COMPARABLE TRANSACTIONS ANALYSIS

APPENDIX
------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS ANALYSIS


                              Road     American      TRW Info.       Bienheim      The MEDSTAT      MDL Info.     Triad
Target                       Runner      List    Sys & Serv. Unit       plc.       Group, Inc.     Sys., Inc.    Systems
------                       ------    --------  ----------------   -----------    -----------    ------------   -------
Acquiror                     VS&A       Snyder       Experian      United News     The Thomson   Reed Elsevier  Hicks Muse/
                             Comms       Comm.         Corp.       & Media plc         Corp.          PLC          CCI
                                          (3)           (4)                                           (5)

Date announced               1-Jul-97     19-Mar-97       9-Feb-96      14-Oct-96      16-Nov-94     24-Mar-97    17-Oct-96
  Date effective                          11-Jul-97      19-Sep-96      26-Nov-96      28-Dec-94         -        27-Feb-97
Offer terms                   Cash    Stock for Stock  Cash & Stock        Cash          Cash          Cash         Cash
Attitude                     Friendly     Friendly       Friendly       Friendly       Friendly      Friendly     Friendly
Status                       Pending      Completed      Completed      Completed      Completed      Pending     Completed

Common Shares outstanding       3.692         4.412             NA        168.107         12.567       10.467        19.716
Aggregate transaction
 value  (1)                   $149.55       $128.93       $1,100.00     $1,334.77        $336.90      $323.41       $244.70
Transaction value  (2)        $148.60       $136.43       $1,100.00     $1,222.34        $339.30      $334.94       $193.10
Price per share                $40.25        $30.92              NA         $7.94         $27.00       $32.00         $9.25

Ratios:
------
   Agg. value/LTM net sales       2.1x          7.0x            1.8x          3.9x           5.8x         4.6x          1.4
   Agg. value/LTM EBITDA         12.3          11.4            10.5          13.9           19.8         18.5          18.4
   Agg. value/LTM EBIT           19.0          12.3            12.6          14.5           28.9         29.8            NM
   Trans. value/LTM
    net income                   26.3          20.2              NA          23.3           44.2         24.7            NM
   Trans. value/book value        3.8           8.0              NA            NM            7.6          7.2          10.7

LTM Operating Statistics:
-------------------------
   Net sales                   $70.3         $18.5          $596.0        $338.6          $58.0        $69.9        $176.5
   EBITDA                       12.1          11.4           105.0          95.8           17.0         17.5          13.3
     EBITDA margin              17.2  %       61.5%           17.6%         28.3%          29.4%        25.0%          7.6%
   EDIT                          7.9          10.5            87.0          92.3           11.6         10.8           4.2
     EDIT margin                11.2  %       56.7%           14.6%         27.3%          20.1%        15.5%          2.4%
   Net income                    5.7           6.7             -            52.4            7.7         13.5           0.5
   Book Value of Common Equity  39.5          17.0           661.0 (5)    -134.2           44.9         46.3          18.0
   Target's LTM as of:        28-Feb-97     28-Feb-97       31-Dec-95     30-Jun-96      30-Jun-94    31-Dec-96     31-Dec-96

Year over Year Growth Rate:
---------------------------
     Net sales                   11.7  %       -2.2%           -1.3%          8.2%          24.7%        20.7%          0.3%
     Net income                 -65.7  %      -11.3%             NA          11.2%          -3.4%       213.1%        -85.3%

Premium Paid Over Target's
 Closing Price:
---------------------------
   One day prior to
    announcement                 45.7  %       38.2%             NA           3.4%          56.5%        66.2%         68.2%
   One week prior to
    announcement                 49.1  %       50.8%             NA          20.9%          71.4%        46.3%         60.9%
   One month prior to
    announcement                 50.5  %       29.5%             NA          36.0%          56.5%        56.1%         89.7%

Footnotes:
--------------------------------------------------------------------------------
 (1) Defined as the price per share multiplied by the target's shares outstanding plus the target's net debt.
 (2) Defined as the price per share multiplied by the target's shares outstanding.
 (3) Based upon Snyder's closing stock price on June 2, 1997.
 (4) Financial information from Experian Information Solutions, Inc.'s Senior Subordinated Notes Due 2006 Registration Statement.
 (5) MDL's LTM EBITDA calculation uses FYE 1996 depreciation and amortization from Form 10-K dated March 31, 1996, as quarterly information is not disclosed.
 (6) Valuation multiples exclude Roadrunner transaction and outliers.

--------------------------------------------------------------------------------
                             VALUATION SUMMARY (6)
--------------------------------------------------------------------------------

                                        High    Low     Mean    Median
                                        ----    ---     ----    ------
Agg. value / LTM net sales               5.8x    1.4x    3.5x     3.9x
Agg. value / LTM EBITDA                 19.8    10.5    16.2     18.4
Agg. value / LTM EBIT                   29.8    12.6    21.5     21.7
Trans. value / LTM net income           44.2    23.3    30.8     24.7
Trans. value / book value               10.7     7.2     8.4      7.8

                        B. COMPARABLE COMPANY ANALYSIS

APPENDIX
----------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS
(in millions except per share data)

                     ROADRUNNER                AMERICAN                                          OVID                    SABRE
                      COMPANY-    ROADRUNNER   BUSINESS      CERIDIAN   EQUIFAX,   M/A/R/C     TECHNOLOGIES  PRIMARK     GROUP
                     MERGER (1)  COMPANY  (1)  INFO. (2)     CORP. (3)  INC. (4)   INC. (5)       INC        CORP. (5)  HOLDINGS
                     ----------  -----------  -----------  ----------- ---------- ------------ ----------- ----------- -----------
 Symbol                                         ABII          CEN          EFX         MARC        OVID         PMK          TSG
 FYE                    3/31       3/31         12/31        12/31        12/31        12/31       12/31        12/31        12/31
 LTM                   3/31/97    3/31/97      6/30/97      6/30/97      6/30/97      6/30/97     3/31/97      3/31/97      3/31/97
Common Stock Price,
  as of:  8/7/97       $40.00     $27.63        $29.00       $43.56      $ 33.94       $21.38      $10.00       $27.00       $30.75
52-Week High-Low                          $30.00-12.75 $53.13-29.50 $37.19-24.38 $22.50-12.39 $11.00-6.75 $31.25-17.38 $33.38-23.25


Shares Outstanding      3.683      3.683        24.315       80.366      151.735        5.113      6.057        26.230      130.788
                    ---------  ---------    ----------  -----------  ----------- ------------ ----------   ----------- ------------

Equity Market
 Capitalization        $147.3     $101.7        $705.1     $3,500.9     $5,149.5       $109.3      $60.6        $708.2     $4,021.7

Capitalization
 as of:               3/31/97    3/31/97       3/31/97      6/30/97      3/31/97      3/31/97    3/31/97       3/31/97      3/31/97
                    ---------  ---------    ----------  -----------  ----------- ------------ ----------   ----------- ------------
  Shareholders equity  $ 37.8      $37.8         $51.8       $452.5       $456.0        $44.2      $14.6        $477.8       $636.7
  Total debt              5.9        5.9          67.9        123.4        408.1         19.6          -         348.0        317.9
  Preferred stock           -          -             -            -            -            -          -             -            -
  Minority interest         -          -             -            -            -            -          -           0.9            -
  Less: cash and
   marketable
    securities           (3.0)      (3.0)        (24.9)      (107.3)       (48.4)        (5.6)      (6.8)        (30.3)      (476.7)
                    ---------  ---------    ----------  -----------  ----------- ------------ ----------   ----------- ------------
 Aggregate value       $150.3     $104.7        $748.1     $3,517.0     $5,509.2       $123.2      $53.8      $1,026.8     $3,862.9

LTM Operating Statistics
------------------------
  Net sales             $70.3      $70.3        $148.1     $1,583.8     $1,878.3        $92.6      $34.8        $843.6     $1,610.2
  EBITDA                 12.1       12.1          41.5        298.4        437.4         12.6        7.4         113.6        485.1
   EBITDA margin         17.2%      17.2%         28.0%        18.8%        23.3%        13.6%      21.1%         13.5%        30.1%
  EBIT                    7.9        7.9          34.8        218.7        341.9          9.4        4.8          65.7        319.0
   EBIT margin           11.2%      11.2%         23.5%        13.8%        18.2%        10.1%      13.9%          7.8%        19.8%
  Net income              5.7        5.7          19.4        186.0        210.4          6.4        3.1          25.9        183.3
  EPS                    1.59       1.59          1.03         2.23         1.36         1.20       0.43          0.95         1.40

Earnings Estimates: (7)
------------------
  EPS, 1997             $2.06      $2.06         $1.14        $2.71        $1.46        $1.25      $0.50          1.03     $   1.63
  EPS, 1998              2.84      $2.84          1.43         3.20         1.70         1.50       0.61          1.36         1.86
Indicated Annual Dividend   -          -             -            -        $0.35          0.3          -             -            -
Current Dividend Yield      -          -             -            -          1.0%         1.4%         -             -            -

2 Year CAGR, FY:
---------------
  Sales                  11.2%      11.2%         24.7%        12.7%        12.9%        11.7%      23.0%        27.8%         7.4%
  Net income             45.4%      45.4%         20.8%        36.4%        21.5%        32.4%      36.2%        48.5%        (2.7)%

Ratios:
------
  Price / LTM EPS        25.2 x     17.4 x        28.2 x       19.5 x       25.0 x       17.8 x     23.3         28.4 x       22.0
  Price / 1997 EPS       19.4       13.4          25.4         16.1         23.2         17.1       20.0         26.2         18.9
  Price / 1998 EPS       14.1        9.7          20.3         13.6         20.0         14.3       16.4         19.9         16.5
  Aggregate value / LTM
   EBITDA                12.4        8.6          18.0         11.8         12.6          9.8        7.3          9.0          8.0
  Aggregate value / LTM
   EBIT                  19.1       13.3          21.5         16.1         16.1         13.2       11.1         15.6         12.1
  Market value / book
   value                  3.9        2.7          13.6          7.7         11.3          2.5        4.1          1.5          6.3
  Aggregate value / LTM
   sales                  2.1        1.5           5.0          2.2          2.9          1.3        1.5          1.2          2.4


APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS


                         Valuation Ratios (10)
             ----------------------------------------------
               Max.         Mean       Median        Min.
             --------     --------    --------     --------
               28.4 x       23.4 x      23.3 x       17.8 x
               26.2         21.0        20.0         16.1
               20.3         17.3        16.5         13.6
               18.0         10.9         9.8          7.3
               21.5         15.1        15.6         11.1
               13.6          6.7         6.3          1.5
                5.0          2.4         2.2          1.2



Notes:
--------------------

        (1) Roadrunner Company/Merger illustrates the Merger multiples and Roadrunner Company illustrates the Company's current trading multiples. Roadrunner Company stock price at close 6/30/97 prior to transaction announcement. EPS estimates provided by Roadrunner management.
        (2) ACXM income statement data as of 6/30/97 as stated in press release dated 7/14/97 except for LTM EBITDA calculation, which is as of 3/31/97.
        (3) ABII LTM EBIT, EBITDA, net income and EPS exclude $55.0 million non-recurring first quarter charge in connection with merger and related integration and organizational restructuring costs. Income statement data as of 6/30/97 as stated in press release dated 7/22/97.
        (4) CEN income statement and balance sheet data from press release dated 7/17/97 except for total debt, which is as of 3/31/97.
        (5) LTM EBIT, EBITDA, net income and EPS exclude one time charges for write off of certain intangible Healthcare division assets as well as a pre-tax gain of $42.8 mm ($.12 per share) resulting from the sale of EFX's National Decision Systems unit during the second quarter of 1997. Income statement data as of 6/30/97 as stated in press release dated 7/17/97.
        (6) LTM net income and EPS calculations exclude one time net gain of $.4 million ($.08 per share) associated with insurance proceeds and a write-down of investments. Income statement data and shareholders equity as of 6/30/97 as stated in press release dated 7/17/97.
        (7) ML LTM income statement data as of 6/30/97 as stated in press release dated 7/16/97. Shareholders equity as of 6/30/97 as stated in press release dated 7/17/97.
        (8) PMK net income and EPS calculations include $2.0 mm after-tax loss for write-off of debt issue costs.
        (9) Calendarized. Source: First Call Database, except for Roadrunner estimates which were provided by Roadrunner's management.
       (10) Multiples calculations exclude Roadrunner values and outliers.

Source:  Company financial statements and press releases and PSI estimates.

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY DESCRIPTIONS

AMERICAN BUSINESS INFORMATION, INC.  .  American Business Information, Inc.,
                                        provides business information on 11
                                        million businesses in the United States
                                        and Canada. The company's customers use
                                        the information to generate sales leads, reduce selling costs, improve marketing efficiency and for business credit purposes.

CERIDIAN CORPORATION                 .  Ceridian Corporation is an information
                                        services and defense electronics
                                        company. The information services
                                        segment has two businesses. Ceridian
                                        Employer Services provides payroll,
                                        human resource management and employee
                                        counseling and Arbitron provides market
                                        research for the electronic media.
                                        Computing Devices International provides electronic solutions for worldwide defense markets.

EQUIFAX, INC.                        .  Equifax Inc. provides information-based
                                        solutions and decision support services
                                        that help businesses grant credit,
                                        insure lives and property, authorize
                                        checks at the point of sale, process
                                        credit card transactions, market
                                        products, control health care costs and
                                        complete other transactions.

M/A/R/C, INC.                        .  M/A/R/C, Inc. offers market research,
                                        database marketing and counseling
                                        services. The company performs marketing research, targeted database marketing, marketing stimulation and total quality management programs for companies in the pharmaceutical, retailing, telecommunications and financial services markets.

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY DESCRIPTIONS

OVID TECHNOLOGIES, INC.              . Ovid Technologies, Inc. provides
                                       electronic information retrieval services to the biomedical, healthcare and academic markets. The Company's databases combine "live" easily searched text with the ability to view graphics and allow physicians, librarians and other researchers to access biomedical and scientific literature and publications.

PRIMARK CORPORATION                  . Primark Corporation, through
                                       subsidiaries, offers global information
                                       technology solutions. The Company
                                       combines software and applications with
                                       worldwide databases targeting the data-
                                       intensive financial, government and
                                       weather markets. Primark's major
                                       components included "Datastream,"
                                       "Disclosure," "I/B/E/S," "VESTEK,"
                                       "WORLDSCOPE," "TASC," "WSI" AND "TIMCO."

THE SABRE GROUP HOLDINGS, INC.       . The SABRE Group Holdings, Inc., through
                                       its subsidiaries, provides the "SABRE"
                                       electronic travel reservation and
                                       information system. The company also
                                       provides solutions to the airline
                                       industry and fulfills all of the data
                                       processing, network and distributed
                                       systems needs of American Airlines and
                                       other subsidiaries of AMR Corporation.

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

               [AMERICAN BUSINESS INFORM INC TABLE APPEARS HERE]

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

                      [CERIDIAN CORP TABLE APPEARS HERE]

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

                          [EQUIFAX INC APPEARS HERE]

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

                            [MARC INC APPEARS HERE]

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

                     [OVID TECHNOLOGIES INC APPEARS HERE]

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

                          [PRIMARK CORP APPEARS HERE]

APPENDIX
--------------------------------------------------------------------------------
COMPARABLE COMPANY PRICE/VOLUME GRAPH STOCK PRICE

              [SABRE GROUP HLDGS INC (CLASS A) APPEARS HERE]

                C. HISTORICAL \ PROJECTED OPERATING PERFORMANCE

APPENDIX
--------------------------------------------------------------------------------
HISTORICAL \ PROJECTED OPERATING PERFORMANCE


$ in Thousands

                                   -------------------------------------------------------------------------------------------
                                                                     Years Ended December 31,
                                   -------------------------------------------------------------------------------------------
                                     1994A     1995A      1996A        1997E        1998         1999       2000        2001
                                   --------   -------    -------     --------     --------    --------    --------    --------
Revenues and Other Income          $ 56,217   $60,844    $68,294     $ 81,003     $111,212    $117,628    $143,293    $149,174
Cost of Goods Sold and Operating
  Expenses                           46,931    51,506     55,521       65,853       90,412      95,628     116,493     121,274
                                   --------   -------    -------     --------     --------    --------    --------    --------

Operating Income                      9,286     9,338     12,773       15,150       20,800      22,000      26,800      27,900
         Operating Margin:             16.5%     15.3%      18.7%         18.7%       18.7%       18.7%       18.7%       18.7%

Depreciation and Amortization         3,118     3,601      4,018        4,646        5,740       6,000       6,550       6,950

Interest Expense                        736       859        581          550          425         325         200          75

Earnings Before Tax                   5,432     4,878      8,174        9,954       14,635      15,675      20,050      20,875

Taxes @ 38%                           3,101     3,101      3,101        4,201        5,979       6,375       8,189       8,503
                                   --------   -------    -------     --------     --------    --------    --------    --------

Net income                         $  2,331   $ 1,777    $ 5,073     $  5,753     $  8,656    $  9,301    $ 11,861    $ 12,373
                                   ========   =======    =======     ========     ========    ========    ========    ========
         Net Margin:                    4.1%      2.9%       7.4%         7.1%         7.8%        7.9%        8.3%        8.3%


PROJECTED EBITDA BY SEGMENT
---------------------------

G.E.M                                                                   1,500        1,800       2,200       2,700       3,100
Corsearch                                                               1,750        3,800       5,000       6,000       7,000
Atwood/Galaxy                                                           6,500        8,500       7,000       9,500       8,500
TISI                                                                    8,400       10,000      11,400      12,500      13,500
Corporate                                                              (3,000)      (3,300)     (3,600)     (3,900)     (4,200)
                                                                     --------     --------    --------    --------    --------
         Total                                                         15,150       20,800      22,000      26,800      27,900


                       D. DISCOUNTED CASH FLOW ANALYSIS

APPENDIX
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS

Management Projections - $(OOOs)
                                     -------------------------------------
                                                   Projected
                                       1998      1999      2000      2001
                                     -------   -------   -------   -------
Earnings before Tax                  $14,635   $15,675   $20,050   $20,875
Less: Income Tax @ 38%/(1)/            6,055     6,451     8,208     8,522
                                     -------   -------   -------   -------
Net Income                             8,580     9,225    11,842    12,354
Plus: Depreciation & Amortization      5,740     6,000     6,550     6,950
Less: Capital Expenditures             4,000     5,000    12,000     6,500
Less: Deferred Taxes                     -         -         -         -
Less: Working Capital Requirements     1,000     1,000     1,000     1,000
                                     -------   -------   -------   -------
Estimated After Tax Free Cash Flow   $ 9,320   $ 9,225   $ 5,392   $11,804
                                     =======   =======   =======   =======
                                     -------------------------------------

        ----------------------------
                PRESENT VALUE
        ----------------------------
                  of Free Cash Flows
                  ------------------
Discount   18.5%       $23,660
   Rates   19.0%       $23,431
           19.5%       $23,206
           20.0%       $22,985
        ----------------------------

TERMINAL VALUE /(2)/
--------------

Number of Periods                    4
2001 Projected Net Income       27,900


                               EBITDA MULTIPLES
          ------------------------------------------------
                       9x        l0x       l1x      12x
                    --------------------------------------
          18.5%     $127,342  $141,492  $155,641  $169,790
Discount  19.0%     $125,216  $139,129  $153,041  $166,954
   Rates  19.5%     $123,133  $136,815  $150,496  $164,178
          20.0%     $121,094  $134,549  $148,003  $161,458
          ------------------------------------------------


TOTAL ENTERPRISE AND EQUITY VALUE
---------------------------------

                               EBITDA MULTIPLES
          ------------------------------------------------
                       9x        l0x       l1x       12x
                    --------------------------------------
          18.5%     $151,003  $165,152  $179,301  $193,450
Discount  19.0%     $148,647  $162,560  $176,473  $190,386
   Rates  19.5%     $146,340  $160,021  $173,702  $187,384
          20.0%     $144,079  $157,534  $170,988  $184,443
          ------------------------------------------------

IMPLIED VALUE PER SHARE
-----------------------

Fully Dilluted Shares Outstanding:  3,692


                         EBITDA MULTIPLES
          ------------------------------------------
                     9x       10x      11x      12x
                   ---------------------------------
          18.5%    $40.90   $44.73   $48.56   $52.40
Discount  19.0%    $40.26   $44.03   $47.80   $51.57
   Rates  19.5%    $39.64   $43.34   $47.05   $50.75
          20.0%    $39.02   $42.67   $46.31   $49.96
          ------------------------------------------

/(1)/ EBIT for tax purposes is higher than reported EBIT due to the non-deductibitity of Goodwill Amortization